Exhibit (a)(16)

GMO TRUST

AMENDMENT NO. 15

TO

AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

The undersigned, constituting at least a majority of the trustees of GMO Trust, a Massachusetts business trust created and existing under an Amended and Restated Agreement and Declaration of Trust dated September 10, 2009 (the “Declaration of Trust”), as amended from time to time, a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, hereby rescind the establishment and designation of one series of GMO Trust, GMO Currency Hedged International Equity Fund, and, having determined that it is desirable, appropriate and consistent with the fair and equitable treatment of all shareholders to change the name of the following series of GMO Trust: (i) “GMO Alternative Asset Opportunity Fund” to “GMO Systematic Global Macro Opportunity Fund,” and (ii) “GMO U.S. Core Equity Fund” to “GMO U.S. Equity Allocation Fund,” do hereby direct that this Amendment No. 15 be filed with the Secretary of The Commonwealth of Massachusetts and do hereby amend the Declaration of Trust by amending and restating Schedule 3.6 of the Declaration of Trust in its entirety as attached hereto.

The foregoing amendment shall become effective upon its execution by a majority of the Trustees of GMO Trust, except that (i) the change of the name of “GMO Alternative Asset Opportunity Fund” to “GMO Systematic Global Macro Opportunity Fund” shall become effective on June 25, 2014, and (ii) the change of the name of “GMO U.S. Core Equity Fund” to “GMO U.S. Equity Allocation Fund” shall become effective on June 30, 2014.

IN WITNESS WHEREOF, we have hereunto set our hands for ourselves and for our successors and assigns this 6th day of June, 2014.

/s/ Donald W. Glazer
Donald W. Glazer
Trustee

/s/ Joseph B. Kittredge, Jr.
Joseph B. Kittredge, Jr.
Trustee

/s/ Paul Braverman
Paul Braverman
Trustee

/s/ Peter Tufano
Peter Tufano
Trustee

Schedule 3.6 to Declaration of Trust

Series

GMO U.S. Equity Allocation Fund

GMO Quality Fund

GMO International Large/Mid Cap Equity Fund

GMO International Equity Fund

GMO Developed World Stock Fund

GMO Foreign Fund

GMO Foreign Small Companies Fund

GMO International Small Companies Fund

GMO Emerging Markets Fund

GMO Emerging Countries Fund

GMO Tax-Managed International Equities Fund

GMO Core Plus Bond Fund

GMO International Bond Fund

GMO Strategic Fixed Income Fund

GMO Currency Hedged International Bond Fund

GMO Global Bond Fund

GMO Emerging Country Debt Fund

GMO International Equity Allocation Fund

GMO International Developed Equity Allocation Fund

GMO Global Equity Allocation Fund

GMO Global Developed Equity Allocation Fund

GMO Global Asset Allocation Fund

GMO Strategic Opportunities Allocation Fund

GMO Benchmark-Free Allocation Fund

GMO Alpha Only Fund

GMO Systematic Global Macro Opportunity Fund

GMO Debt Opportunities Fund

GMO Special Situations Fund

GMO Taiwan Fund

GMO World Opportunity Overlay Fund

GMO U.S. Treasury Fund

GMO Asset Allocation Bond Fund

GMO Asset Allocation International Bond Fund

GMO High Quality Short-Duration Bond Fund

GMO Emerging Domestic Opportunities Fund

GMO Benchmark-Free Fund

GMO Global Focused Equity Fund

GMO Resources Fund

GMO Implementation Fund

GMO Risk Premium Fund

GMO Special Opportunities Fund